 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (Date of earliest event reported): June 9, 2026

WHEELS UP EXPERIENCE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39541	98-1617611
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2135 American Way
Chamblee, Georgia	30341
(Address of principal executive offices)	(Zip Code)
(212) 257-5252
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	UP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Wheels Up Experience Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on June 9, 2026. At the Annual Meeting, the Company’s stockholders (the “Stockholders”) voted on a proposal to approve an amendment (the “LTIP Amendment”) to the Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended and restated April 1, 2023 (as amended by each of Amendment No. 1 thereto, effective April 15, 2024, Amendment No. 2 thereto, effective March 26, 2025, and the LTIP Amendment, the “A&R 2021 LTIP”), to increase the aggregate number of shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), available for awards made under the A&R 2021 LTIP from 3,007,484 (or 60,149,682 shares prior to the Company’s 1-for-20 reverse stock split of the Common Stock that became effective immediately after the close of trading on the New York Stock Exchange on April 24, 2026 (the “Reverse Stock Split”)) to 6,757,484 shares (or 135,149,682 shares prior to the Reverse Stock Split), or an increase of 3,750,000 shares (or 75,000,000 shares prior to the Reverse Stock Split), and extend the termination date of such plan to March 31, 2036. The Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board (the “Compensation Committee”) previously approved the LTIP Amendment on March 31, 2026. As disclosed under Item 5.07 below, the Stockholders approved the proposal for the LTIP Amendment at the Annual Meeting. A description of the LTIP Amendment and A&R 2021 LTIP is included in Proposal No. 4 set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 24, 2026 (the “Proxy Statement”), and is incorporated herein by reference. The description of the LTIP Amendment contained herein is qualified in its entirety by reference to the full text of the LTIP Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on June 9, 2026. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. At the Annual Meeting, the Stockholders voted on and approved the four proposals that are described in detail in the Proxy Statement.
Present at the Annual Meeting in person or by proxy were holders representing 547,648,969 shares of Common Stock, or approximately 92.6% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting, which constituted a quorum. The number of shares present at the Annual Meeting reflects the pre-Reverse Stock Split share count as of April 10, 2026, the record date for the Annual Meeting. A brief description of, and the final vote results for, the proposals follows.
1.    The Stockholders voted to elect four Class II directors on the Board to serve until the 2029 annual meeting of stockholders or until the election and qualification of their respective successors:

Nominee	Votes For	Withheld	Broker Non-Votes
Andrew Davis	506,447,451	1,356,473	39,845,045
Roger Farah	507,002,005	801,919	39,845,045
George Mattson	506,965,589	838,335	39,845,045
Gregory Summe	507,108,505	695,419	39,835,045
2.    The Stockholders voted to approve the non-binding, advisory vote to approve named executive officer compensation for the fiscal year ended December 31, 2025:

Votes For	Votes Against	Abstentions	Broker Non-Votes
504,699,609	2,937,327	166,988	39,845,045

3.    The Stockholders voted to ratify, on a non-binding, advisory basis, the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

Votes For	Votes Against	Abstentions
544,018,799	3,043,148	587,022
4.    The Stockholders voted to approve the LTIP Amendment to increase the aggregate number of shares of Common Stock of the Company available for awards made under the A&R 2021 LTIP and extend the termination date of such plan to March 31, 2036:

Votes For	Votes Against	Abstentions	Broker Non-Votes
504,934,147	2,788,304	81,473	39,845,045
Item 9.01    Financial Statements and Exhibits.
 (d)    Exhibits.

Exhibit Number	Description
10.1*†	Amendment No. 3 to Wheels Up Experience Inc. 2021 Long-Term Incentive Plan, as amended and restated April 1, 2023, and forms of award agreements thereunder
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELS UP EXPERIENCE INC.

Date: June 10, 2026	By:	/s/ Matthew J. Knopf
		Name:	Matthew J. Knopf
		Title:	Chief Legal Officer & Secretary